SUB-ITEM 77H

As of December 31, 2002, changes in entities beneficially owning more than 25% of any one fund's voting securities, thereby becoming controlling entities of such fund, are as follows:


                                                                                                                     % OF
                 FUND                                         OWNER AND ADDRESS                                     SHARES
                                                                                                                    OWNED
                                                                                                               OF ENTIRE FUND

         MFS Institutional Mid Cap Growth Fund          Trustees of the Estate of Bernice Pauahi Bishop            33.34%
                                                        567 S. King St., Ste 200
                                                        Honolulu, HI  96813-3079
         MFS Institutional Research Equity Fund        Salomon Smith Barney Inc.                                  44.54%
                                                       00116823568
                                                       333 West 34th St.- 3rd Fl.
                                                        New York, NY 10001-2483
        MFS Institutional Research Equity Fund         Salomon Smith Barney Inc.                                  32.73%
                                                        00116823582
                                                        333 West 34th St. - 3rd Fl.
                                                        New York, NY  10001-2483

         As of December 31, 2002, the following entities no longer beneficially owned more than 25% of any one fund's voting securities, thereby ceasing to be controlling entities of such fund.

         MFS Institutional High Yield Fund              Saturn & Co.
         MFS Institutional Research Equity Fund         MFS Fund Distributors